Information Regarding Joint Filers

Designated Filer of Form 3:                Perceptive Advisors LLC

Date of Earliest Transaction Required to be Reported: November 1, 2012

Issuer Name and Ticker Symbol: Aegerion Pharmaceuticals, Inc. [AEGR]

Names: Perceptive Life Science Master Fund Ltd. and Joseph Edelman

Address:         Perceptive Advisors LLC
                 499 Park Avenue, 25th Floor
                 New York, NY 10022


Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Joseph Edelman are jointly filing the attached Statement of Beneficial Ownership of Securities on Form 3 with Perceptive Advisors LLC with respect to the beneficial ownership of securities of Aegerion Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCE MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager

By:
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JOSEPH EDELMAN

By:
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